Parkway Properties, Inc. Reports 2010 Third Quarter Results

JACKSON, Miss., Nov. 1, 2010 /PRNewswire-FirstCall/ --

Highlights

  Reports FFO of $0.63 per share and recurring FFO of $0.61 per share
  Reports current occupancy of 85.7%, with portfolio 87.4% leased
  Received $45.0 million in net proceeds from Series D Preferred Stock offering
  Obtained lender commitments for a new $200.0 million revolving credit facility
  Sold two assets and under contract for the sale of a third asset to Texas Fund II for $33.0 million
  Revises 2010 FFO earnings outlook to $2.82 to $2.92 per share

Parkway Properties, Inc. (NYSE: PKY) today announced results for its third quarter ended September 30, 2010.

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Steven G. Rogers, President and Chief Executive Officer stated, "During the quarter we continued to build positive leasing momentum by signing over 1.0 million square feet of new, renewal and expansion leases in a tough leasing environment, and we raised approximately $45.0 million through our Series D Preferred Stock offering.  Additionally, since the end of the third quarter we made significant progress on finalizing a new revolving credit facility, and sold two assets to our discretionary fund with the Teacher Retirement System of Texas with a third asset to be sold in November."

Consolidated Financial Results

  Funds from operations ("FFO") available to common shareholders totaled $13.6 million, or $0.63 per diluted share, for the three months ended September 30, 2010, as compared to $16.2 million, or $0.76 per diluted share, for the three months ended September 30, 2009.   Recurring FFO totaled $13.1 million, or $0.61 per diluted share for the three months ended September 30, 2010, as compared to $15.9 million, or $0.74 per diluted share for the three months ended September 30, 2009.  For the nine months ended September 30, 2010, FFO totaled $47.7 million, or $2.22 per diluted share, as compared to $48.9 million, or $2.62 per diluted share, for the nine months ended September 30, 2009.  Recurring FFO totaled $41.5 million, or $1.93 per diluted share for the nine months ended September 30, 2010, as compared to $47.7 million, or $2.55 per diluted share for the nine months ended September 30, 2009.

Included in FFO per diluted share are the following amounts (in thousands, except average rent per square foot and average occupancy):

			YTD	YTD
Description	Q3 2010	Q3 2009	2010	2009
Unusual Items:
Gain on involuntary conversion	$40	$-	$40	$742
Loss on extinguishment of debt	$-	$-	$(189)	$-
Reserve and expenses related to litigation	$(174)	$-	$(719)	$-

Other Items of Note:
Non-recurring lease termination fees (1)(6)	$633	$349	$7,078	$429
Straight-line rent (1)	$324	$1,398	$3,299	$3,741
Amortization of (above) below market rent (1)	$95	$(49)	$(74)	$(196)
Bad debt expense (1)	$(93)	$(384)	$(1,007)	$(1,652)
Portfolio Information:
Average rent per square foot (2)(3)	$23.07	$23.12	$23.04	$22.99
Average occupancy (2)(4)	86.0%	88.7%	85.9%	89.4%
Same-store average rent per square foot (2)(3)	$23.08	$23.14	$23.05	$23.03
Same-store average occupancy (2)(4)	86.0%	88.6%	85.9%	89.3%
Total office square feet under ownership (2)	13,195	13,362	13,195	13,362
Total office square feet under management (5)	14,012	14,179	14,012	14,179

(1) These items include 100% of amounts from wholly-owned assets plus the Company's allocable share of amounts recognized from the assets held in consolidated joint ventures and unconsolidated joint ventures.

(2) These items include total office square feet of wholly-owned assets, consolidated joint ventures and unconsolidated joint ventures.

(3) Average rent per square foot is defined as the weighted average annual gross rental rate, including escalations for operating expenses, divided by occupied square feet.

(4) Average occupancy is defined as average occupied square feet divided by average total rentable square feet.

(5) Total office square feet under management includes wholly-owned assets, consolidated joint ventures, unconsolidated joint ventures and third-party management agreements at the end of the period.

(6) Total lease termination fees recognized during the nine months ended September 30, 2010 were $8.1 million, of which $1.0 million was included in recurring revenue as it represents the rental revenue during the period after the prior lease was terminated and the space was being prepared for the new customer during the first quarter of 2010.

  Funds available for distribution ("FAD") totaled $5.2 million, or $0.24 per diluted share, for the three months ended September 30, 2010, as compared to $7.3 million, or $0.34 per diluted share, for the three months ended September 30, 2009.  FAD totaled $21.9 million, or $1.02 per diluted share, for the nine months ended September 30, 2010, as compared to $26.9 million, or $1.44 per diluted share for the nine months ended September 30, 2009.

  Net loss available to common shareholders for the three months ended September 30, 2010, was $3.6 million, or $0.17 per diluted share, as compared to net loss available to common shareholders of $2.8 million or $0.13 per diluted share, for the three months ended September 30, 2009.  Net income available to common shareholders for the nine months ended September 30, 2010, was $3.4 million, or $0.16 per diluted share as compared to net loss available to common shareholders of $5.0 million, or $0.27 per diluted share, for the nine months ended September 30, 2009.  Gain on the sale of real estate from discontinued operations of $8.5 million was included in net income available to common shareholders for the nine months ended September 30, 2010.  Gain on the sale of real estate of $470,000 was included in net loss available to common shareholders for the nine months ended September 30, 2009.

Asset Recycling

  As previously announced, on July 30, 2010, the Company purchased a first mortgage loan secured by three properties owned by RubiconPark I, LLC ("Rubicon JV"), a joint venture between Rubicon US REIT and Parkway, for a net purchase price of $33.0 million.  The loan was secured by Carmel Crossing, a 326,000 square foot office complex located in Charlotte, North Carolina, Falls Pointe, a 107,000 square foot office property in Atlanta, Georgia, and Lakewood II, a 128,000 square foot office property also in Atlanta, Georgia.  As of September 30, 2010, this mortgage loan was accounted for as real estate related to office and parking properties on the Company's consolidated balance sheet.  During October 2010, the Company, as holder of the mortgage, foreclosed on the three properties which served as collateral for the associated loan.

  On October 29, 2010, the Company sold the two Atlanta assets previously owned by the Rubicon JV and described above for $8.0 million to Parkway Properties Office Fund II, LP ("Texas Fund II"), the Company's $750.0 million discretionary fund with Teacher Retirement System of Texas.  Carmel Crossing is under contract to be sold to Texas Fund II for $25.0 million and is subject only to North Carolina law which requires the creditor to allow additional offers to be accepted on foreclosed properties for a period of 10 days following the foreclosure sale date.  The anticipated closing date for Carmel Crossing is November 10, 2010.  The Texas Fund II plans to place a non-recourse first mortgage on Carmel Crossing in the amount of approximately 50% of the value of the property.  The total sale of these three assets is expected to result in Parkway receiving $22.5 million in cash at closing.  Parkway will have a 30% ownership interest in these properties, following the sale to Texas Fund II.

  During the third quarter of 2010, the Company acquired its partner's 25% interest in Parkway Moore, LLC and Moore Building Associates, LP for $2,500.  These entities were established for the purpose of owning the Toyota Center, a 175,000 square foot office property in Memphis, Tennessee.  Upon closing, the Company owned 100% of these entities and the Toyota Center.

Operations and Leasing

  The Company's average rent per square foot decreased 0.2% to $23.07 during the third quarter 2010 as compared to $23.12 for the third quarter 2009 and increased 0.2% to $23.04 during the nine months ended September 30, 2010, as compared to $22.99 for the nine months ended September 30, 2009.  On a same-store basis, the Company's average rent per square foot decreased 0.3% to $23.08 during the third quarter 2010 as compared to $23.14 during the third quarter 2009, and increased 0.1% to $23.05 during the nine months ended September 30, 2010, as compared to $23.03 during the nine months ended September 30, 2009.

  The Company's average occupancy for the third quarter 2010 was 86.0% as compared to 88.7% for the third quarter 2009, and was 85.9% for the nine months ended September 30, 2010, as compared to 89.4% for the nine months ended September 30, 2009.  On a same-store basis, the Company's average occupancy for the third quarter 2010 was 86.0% as compared to 88.6% for the third quarter 2009.  For the nine months ended September 30, 2010, same-store average occupancy was 85.9% as compared to 89.3% for the nine months ended September 30, 2009.

  At October 1, 2010, the Company's office portfolio occupancy was 85.7% as compared to 85.4% at July 1, 2010 and 88.3% at October 1, 2009.  Not included in the October 1, 2010, occupancy rate are 29 signed leases totaling 228,000 square feet, which commence during the period from the fourth quarter of 2010 through the second quarter of 2012.  Including these leases, the Company's portfolio was 87.4% leased at October 7, 2010.

  Parkway's customer retention rate was 75.0% for the quarter ended September 30, 2010, as compared to 58.0% for the quarter ended September 30, 2009, and 69.7% for the quarter ended June 30, 2010.  Customer retention for the nine months ended September 30, 2010 and 2009, was 67.5% and 61.0%, respectively.

  During the third quarter 2010, 50 leases were renewed totaling 711,000 rentable square feet at an average rent per square foot of $19.51, representing a 15.3% rate decrease, and at a cost of $2.32 per square foot per year of the lease term. The major driver of the decrease in rental rates was the U.S. Cellular lease in Chicago, Illinois. The rental rate decrease for renewal leasing activity during the third quarter is negative 7.6% excluding this lease.  During the nine months ended September 30, 2010, 172 leases were renewed totaling 1.5 million rentable square feet at an average rent per square foot of $19.18, representing a 10.1% rate decrease, and at a cost of $1.84 per square foot per year of the lease term.

  During the third quarter 2010, 17 expansion leases were signed totaling 87,000 rentable square feet at an average rent per square foot of $20.57 and at a cost of $2.95 per square foot per year of the lease term.  During the nine months ended September 30, 2010, 40 expansion leases were signed totaling 168,000 rentable square feet at an average rent per square foot of $20.27 and at an average cost of $3.08 per square foot per year of the lease term.

  During the third quarter 2010, 33 new leases were signed totaling 203,000 rentable square feet at an average rent per square foot of $21.40 and at a cost of $4.17 per square foot per year of the term.  During the nine months ended September 30, 2010, 86 new leases were signed totaling 459,000 rentable square feet at an average rent per square foot of $19.23 and at an average cost of $3.88 per square foot per year of the lease term.

  For the third quarter 2010, the Company's share of reported same-store net operating income ("NOI") as compared to the same period of the prior year decreased $1.8 million or 6.3% on a GAAP basis and decreased $886,000 or 3.2% on a cash basis.  Also, for the third quarter of 2010, Parkway's share of recurring same-store NOI compared to the same period of the prior year decreased $2.1 million or 7.4% on a GAAP basis and decreased $1.2 million or 4.3% on a cash basis.  For the nine months ended September 30, 2010, the Company's share of reported same-store NOI as compared to the same period of the prior year increased $1.7 million or 2.0% on a GAAP basis and increased $1.9 million or 2.3% on a cash basis.  Also, for the nine months ended September 30, 2010, Parkway's share of recurring same-store NOI as compared to the same period of the prior year decreased $5.0 million or 5.9% on a GAAP basis and decreased $4.8 million or 5.8% on a cash basis.  The decrease in same-store NOI is primarily attributable to a decrease in rental income associated with a 340 basis point reduction in average occupancy for the nine months ended September 30, 2010.

  On September 14, 2010, the Health Care Service Corporation (BCBS), a 230,000 square foot customer at 111 East Wacker in Chicago, exercised the early termination option on 168,000 square feet, revising the expiration date from March 2017 to March 2012.  In connection with the termination option, the customer will pay a total termination fee of $7.3 million, which will be recognized as income from the notice date through March 2012.  The Company will record $1.4 million as lease termination fee income in 2010.  In addition to the termination fee, the customer will continue to occupy the space and pay contractual rent obligations through the lease termination date of March 2012.

Capital Structure

  As of September 30, 2010, the Company owed $100.0 million related to its $311.0 million line of credit and held $29.1 million in cash and cash equivalents.

  On July 8, 2010, the Company obtained a $12.0 million non-recourse first mortgage loan secured by the Stein-Mart building, a 196,000 square foot office property in Jacksonville, Florida.  The mortgage loan has a fixed interest rate of 6.5% and a term of ten years.  The proceeds were used to reduce amounts outstanding under the line of credit.

  On October 8, 2010, the Company repaid a $7.6 million mortgage loan secured by One Jackson Place, a 220,000 square foot office building in Jackson, Mississippi.  The mortgage loan has a fixed interest rate of 7.9% and was scheduled to mature on October 10, 2010.  The Company repaid the mortgage loan using available proceeds under the line of credit.

  The Company's only remaining debt maturity during 2010 is a $31.0 million mortgage loan secured by Squaw Peak Corporate Center, a 290,000 square foot office complex located in Phoenix, Arizona.  The Company plans to repay this loan utilizing available cash balances and/or available proceeds under the line of credit.

  On August 9, 2010, the Company issued 1.97 million additional shares of its 8.0% Series D Cumulative Redeemable Preferred Stock at a price of $23.757 per share equating to a yield of 8.500% (excluding accrued dividends).  Wells Fargo Securities, LLC and Banc of America Securities LLC acted as joint book-running managers on the transaction.  The Company used the net proceeds of approximately $45.0 million to reduce amounts outstanding under the Company's line of credit and for general corporate purposes.

  As of October 27, 2010, the Company obtained aggregate commitments from eight lenders totaling $320.0 million for a new unsecured revolving credit facility (the "Credit Facility"), which was well in excess of the Company's target aggregate commitment of $190.0 million.  The new Credit Facility would replace the existing unsecured revolving credit facility and term loan scheduled to mature on April 27, 2011.  Additionally, the Company obtained a $10 million commitment for a new working capital revolving credit facility under substantially the same terms and conditions as the new Credit Facility.  Closing of the new credit facilities totaling $200.0 million is expected during the fourth quarter of 2010, and is subject to normal and customary documentation and closing conditions.  The Company also has a $100.0 million interest rate swap associated with its current credit facility that expires March 31, 2011, which locks LIBOR at 3.635%.  The Company does not anticipate an extinguishment of this interest rate swap prior to its stated expiration.  Wells Fargo Securities LLC and JP Morgan Securities, LLC are acting as Joint Lead Arrangers and Joint Book Runners on the Credit Facility.  In addition, Wells Fargo Bank will act as Administrative Agent and JPMorgan Chase Bank, N.A. is acting as Syndication Agent.  Other lenders providing commitments include PNC Bank, Bank of America, N.A., US Bank, Trustmark Bank, First Tennessee Bank, and BancorpSouth.  The working capital revolving credit facility will be provided solely by PNC Bank.

  The Company's previously announced cash dividend of $0.075 per share for the quarter ended September 30, 2010, represented a payout of approximately 11.8% of FFO per diluted share for the quarter. The third quarter dividend was paid on September 29, 2010.   The dividend was the ninety-sixth (96 th ) consecutive quarterly distribution to Parkway's shareholders of Common Stock, representing an annualized dividend of $0.30 per share.

  At September 30, 2010, the Company's net debt to EBITDA multiple was 6.0 times as compared to 6.1 times at June 30, 2010 and 6.4 times at September 30, 2009.

FOCUS

On July 1, 2010, we initiated our newest strategic and operating plan that will be referred to as the "FOCUS" Plan, which is centered on accomplishing a set of specific goals that we believe will lead to a 12% compounded annual total return to our shareholders over a three-year period.  FOCUS is an acronym that details the actions we are currently taking and expect to take during the Plan, which began July 1, 2010 and will end June 30, 2013.  We view F und and Fund-Like Investments as the highest priority of our capital allocation, because it gives our shareholders the highest risk adjusted return as measured by internal rate of return, cap rate, and accretion per share.  We plan to continue our transformation to an O perator/Owner through these investments as well as the expansion of Parkway Realty Services, with the goal of being a majority operator/owner at the end of the Plan.   C apital Allocation Discipline is a two-fold goal that refers to balance sheet strength as well as investment capital, including the goal to exit non-strategic markets and sell properties that no longer meet our acquisition criteria in core markets through the continuation of our Asset Recycling program.  We believe that our U ncompromising Focus on Operations is what sets Parkway apart from other office property owners, and the accomplishment of these goals will contribute to the ultimate goal of the Plan, which is to maximize S hareholder Returns ..

Outlook for 2010

The Company is revising its 2010 reported FFO outlook from $2.72 to $2.92 per diluted share to $2.82 to $2.92 per diluted share and recurring FFO outlook from $2.40 to $2.60 per diluted share to $2.47 to $2.57 per diluted share.   The reconciliation of budgeted earnings per diluted share ("EPS") to budgeted FFO per diluted share and recurring FFO per diluted share is as follows:

Outlook for 2010	Range
Fully diluted EPS	$(0.05)- $0.05
Plus: Real estate depreciation and amortization	$4.05 - $4.05
Plus: Depreciation on unconsolidated joint ventures	$0.02 - $0.02
Less: Gain on sale of real estate	($0.40 - $0.40)
Less: Noncontrolling interest depreciation/amortization	($0.80 - $0.80)
Reported FFO per diluted share	$2.82 - $2.92
Less: Non-recurring lease termination fee income	($0.39 - $0.39)
Plus: Loss on early extinguishment of debt	$0.01 - $0.01
Plus: Reserve and expenses related to litigation	$0.03 - $0.03
Recurring FFO per diluted share	$2.47 - $2.57

The revised earnings outlook for 2010 is based on the Company's actual reported and recurring FFO for the nine months ended September 30, 2010 and the Company's 2010 fourth quarter forecast.  These assumptions reflect the Company's expectations based on its knowledge of current market conditions and historical experience.  Below please find the major assumptions to the Company's revised 2010 earnings outlook.

2010 Earnings Outlook Major Assumptions

  An average annual same-store occupancy range of 85% to 87%.
  An average annual same-store rental rate per square foot of $22.00 to $23.00.
  Parkway's share of recurring same-store net operating income decrease of 5.0% to 8.0% on a GAAP and cash basis.
  Non-recurring lease termination fee income of approximately $8.3 million or $0.39 per diluted share has been included in the 2010 earnings outlook.
  Net general and administrative expenses are expected to be in the range of $7.7 million to $8.2 million.
  The Company is estimating its proportionate share of total recurring capital expenditures for building improvements, tenant improvements and leasing commissions in the range of $38.0 million to $43.0 million.
  The issuance of 1.97 million additional shares of Series D Cumulative Redeemable Preferred Stock at a price of $23.757 per share, equating to a yield of 8.500%, with net proceeds of approximately $45.0 million on August 9, 2010.
  A $33.0 million asset contribution to the discretionary fund with the Teacher Retirement System of Texas in the fourth quarter of 2010.  The fee simple sale of One Park Ten for gross sales proceeds of $15.7 million and a gain on the sale of real estate from discontinued operations of $8.5 million on April 15, 2010.  No additional sales or joint ventures of existing properties are included in the earnings outlook.

About Parkway Properties

Parkway Properties, Inc., a member of the S&P Small Cap 600 Index, is a self-administered real estate investment trust specializing in the operation, leasing, acquisition, and ownership of office properties. The Company is geographically focused on the Southeastern and Southwestern United States and Chicago. Parkway owns or has an interest in 64 office properties located in 11 states with an aggregate of approximately 13.2 million square feet of leasable space at November 1, 2010.  Included in the portfolio are 20 properties totaling 3.7 million square feet that are owned jointly with other investors, representing 28.0% of the portfolio.  Fee-based real estate services are offered through the Company's wholly-owned subsidiary, Parkway Realty Services, which also manages and/or leases approximately 2.6 million square feet for third-party owners at November 1, 2010.

Additional Information

The Company will conduct a conference call to discuss the results of its third quarter operations on Tuesday, November 2, 2010, at 11:00 a.m. Eastern Time. The number for the conference call is 888-670-2253. An audio replay of the call can be accessed 24 hours a day through November 12, 2010, by dialing 888-203-1112 and using the pass code of 7940057. An audio replay will be archived and indexed in the investor relations section of the Company's website at www.pky.com ..  A copy of the Company's 2010 third quarter supplemental financial and property information package is available by accessing the Company's website, emailing your request to rjordan@pky.com or calling Rita Jordan at 6019484091. Please participate in the visual portion of the conference call by accessing the Company's website and clicking on the "3Q Call" icon.

Additional information on Parkway Properties, Inc., including an archive of corporate press releases and conference calls, is available on the Company's website. The Company's third quarter 2010 Supplemental Operating and Financial Data, which includes a reconciliation of Non-GAAP financial measures, is available on the Company's website.

Forward Looking Statement

Certain statements in this release that are not in the present or past tense or discuss the Company's expectations (including the use of the words anticipate, believe, forecast, intends or project) are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company's current belief as to the outcome and timing of future events. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the real estate industry and in performance of the financial markets; the demand for and market acceptance of the Company's properties for rental purposes; the amount and growth of the Company's expenses; tenant financial difficulties and general economic conditions, including interest rates, as well as economic conditions in those areas where the Company owns properties; risks associated with joint venture partners; the risks associated with the ownership and development of real property; the failure to acquire or sell properties as and when anticipated;  the outcome of claims and litigation involving and affecting the Company and other risks and uncertainties detailed from time to time on the Company's SEC filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company's results could differ materially from those expressed in the forward-looking statements. The Company does not undertake to update forward-looking statements.

Company's Use of FFO, Recurring FFO, FAD and EBITDA

FFO, FFO per diluted share, FAD, FAD per diluted share and EBITDA are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs and should be evaluated along with GAAP net income and income per diluted share (the most directly comparable GAAP measures), as well as cash flow from operating activities, investing activities and financing activities, in evaluating the operating performance of equity REITs. Management believes that FFO, FFO per diluted share, FAD, FAD per diluted share and EBITDA are helpful to investors as supplemental performance measures because these measures exclude the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs which implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, these non-GAAP measures can facilitate comparisons of operating performance between periods and among other equity REITs. FFO, FAD and EBITDA do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs as disclosed in the Company's Consolidated Statements of Cash Flows. FFO, FAD and EBITDA should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flows as a measure of liquidity.

In addition to FFO, Parkway also discloses Recurring FFO, which considers adjustments for non-recurring lease termination fees, gains and losses on extinguishment of debt, non-cash gains and losses or other unusual items. Although this is a non-GAAP measure that differs from NAREIT's definition of FFO, we believe it is an appropriate measure for the Company and that it provides a meaningful presentation of operating performance.

FOR FURTHER INFORMATION:
Steven G. Rogers
President & Chief Executive Officer
Richard G. Hickson IV
Chief Financial Officer
(601) 948-4091

PARKWAY PROPERTIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	September 30	December 31
	2010	2009
	(Unaudited)
Assets
Real estate related investments:
Office and parking properties	$ 1,776,281	$ 1,738,040
Land held for development	609	609
Accumulated depreciation	(373,789)	(336,759)
	1,403,101	1,401,890

Land available for sale	750	750
Mortgage loans	10,148	8,126
Investment in unconsolidated joint ventures	2,805	2,512
	1,416,804	1,413,278

Rents receivable and other assets	123,836	116,437
Intangible assets, net	51,326	61,734
Cash and cash equivalents	29,099	20,697
	$ 1,621,065	$ 1,612,146

Liabilities
Notes payable to banks	$ 100,000	$ 100,000
Mortgage notes payable	815,452	852,700
Accounts payable and other liabilities	97,595	88,614
	1,013,047	1,041,314

Equity
Parkway Properties, Inc. stockholders' equity:
8.00% Series D Preferred stock, $.001 par value,
4,374,896 and 2,400,000 shares authorized, issued and
outstanding in 2010 and 2009, respectively	102,873	57,976
Common stock, $.001 par value, 65,625,104 and 67,600,000
shares authorized in 2010 and 2009, respectively, 21,920,720 and 21,624,228 shares issued and outstanding in 2010 and
2009, respectively	22	22
Common stock held in trust, at cost, 58,134 and 71,255
shares in 2010 and 2009, respectively	(1,896)	(2,399)
Additional paid-in capital	515,747	515,398
Accumulated other comprehensive loss	(4,457)	(4,892)
Accumulated deficit	(113,555)	(111,960)
Total Parkway Properties, Inc. stockholders' equity	498,734	454,145
Noncontrolling interest - real estate partnerships	109,284	116,687
Total equity	608,018	570,832
	$ 1,621,065	$ 1,612,146

PARKWAY PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended
	September 30
	2010	2009
	(Unaudited)

Revenues
Income from office and parking properties	$ 61,567	$ 65,617
Management company income	585	340
Total revenues	62,152	65,957

Expenses
Property operating expense	29,332	31,172
Depreciation and amortization	21,126	23,240
Management company expenses	858	577
General and administrative	1,817	1,783
Total expenses	53,133	56,772

Operating income	9,019	9,185

Other income and expenses
Interest and other income	355	672
Equity in earnings of unconsolidated joint ventures	61	48
Gain on involuntary conversion	40	-
Interest expense	(13,669)	(13,672)

Loss from continuing operations	(4,194)	(3,767)
Discontinued operations:
Income from discontinued operations	6	105
Net loss	(4,188)	(3,662)
Net loss attributable to noncontrolling interest - real estate partnerships	2,356	2,107

Net loss for Parkway Properties, Inc.	(1,832)	(1,555)
Dividends on preferred stock	(1,737)	(1,200)
Net loss available to common stockholders	$ (3,569)	$ (2,755)

Net loss per common share attributable to Parkway Properties, Inc.:
Basic:
Loss from continuing operations attributable to Parkway Properties, Inc.	$ (0.17)	$ (0.13)
Discontinued operations	-	-
Basic net loss attributable to Parkway Properties, Inc.	$ (0.17)	$ (0.13)
Diluted:
Loss from continuing operations attributable to Parkway Properties, Inc.	$ (0.17)	$ (0.13)
Discontinued operations	-	-
Diluted net loss attributable to Parkway Properties, Inc.	$ (0.17)	$ (0.13)

Weighted average shares outstanding:
Basic	21,438	21,313
Diluted	21,438	21,313

PARKWAY PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Nine Months Ended
	September 30
	2010	2009
	(Unaudited)

Revenues
Income from office and parking properties	$ 192,614	$ 198,210
Management company income	1,331	1,486
Total revenues	193,945	199,696

Expenses
Property operating expense	89,978	95,767
Depreciation and amortization	65,257	68,246
Management company expenses	2,243	1,710
General and administrative	5,537	4,734
Total expenses	163,015	170,457

Operating income	30,930	29,239

Other income and expenses
Interest and other income	1,105	1,283
Equity in earnings of unconsolidated joint ventures	253	475
Gain on involuntary conversion	40	742
Gain on sale of real estate	-	470
Interest expense	(41,051)	(41,450)

Loss from continuing operations	(8,723)	(9,241)
Discontinued operations:
Income from discontinued operations	194	309
Gain on sale of real estate from discontinued operations	8,518	-
Total discontinued operations	8,712	309

Net loss	(11)	(8,932)
Net loss attributable to noncontrolling interest - real estate partnerships	7,581	7,508

Net income (loss) for Parkway Properties, Inc.	7,570	(1,424)
Dividends on preferred stock	(4,137)	(3,600)
Net income (loss) available to common stockholders	$ 3,433	$ (5,024)

Net income (loss) per common share attributable to Parkway Properties, Inc.:
Basic:
Loss from continuing operations attributable to Parkway Properties, Inc.	$ (0.25)	$ (0.29)
Discontinued operations	0.41	0.02
Basic net income (loss) attributable to Parkway Properties, Inc.	$ 0.16	$ (0.27)
Diluted:
Loss from continuing operations attributable to Parkway Properties, Inc.	$ (0.25)	$ (0.29)
Discontinued operations	0.41	0.02
Diluted net income (loss) attributable to Parkway Properties, Inc.	$ 0.16	$ (0.27)

Weighted average shares outstanding:
Basic	21,413	18,627
Diluted	21,413	18,627

PARKWAY PROPERTIES, INC.
RECONCILIATION OF FUNDS FROM OPERATIONS AND
FUNDS AVAILABLE FOR DISTRIBUTION TO NET INCOME
FOR THE THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)

Net Income (Loss)	$ (1,832)	$ (1,555)	$ 7,570	$ (1,424)

Adjustments to Net Income (Loss):
Preferred Dividends	(1,737)	(1,200)	(4,137)	(3,600)
Depreciation and Amortization	21,126	23,240	65,257	68,246
Depreciation and Amortization - Discontinued Operations	-	161	121	455
Noncontrolling Interest Depreciation and Amortization	(4,011)	(4,625)	(12,837)	(14,939)
Unconsolidated Joint Ventures Depreciation and Amortization	85	221	253	630
Gain on Sale of Real Estate	-	-	(8,518)	(470)
Funds From Operations ("FFO") Available to Common Stockholders (1)	$ 13,631	$ 16,242	$ 47,709	$ 48,898

Adjustments to Derive Recurring FFO:
Gain on Involuntary Conversion	(40)	-	(40)	(742)
Non-Recurring Lease Termination Fee Income (2)	(633)	(349)	(7,078)	(429)
Loss on Early Extinguishment of Debt	-	-	189	-
Reserve and Expenses Related to Litigation	174	-	719	-
Recurring FFO	$ 13,132	$ 15,893	$ 41,499	$ 47,727

Funds Available for Distribution
FFO Available to Common Stockholders (1)	$ 13,631	$ 16,242	$ 47,709	$ 48,898
Add (Deduct) :
Adjustments for Unconsolidated Joint Ventures	(118)	(70)	(236)	(588)
Adjustments for Noncontrolling Interest in Real Estate Partnerships	3,055	1,179	5,211	3,562
Straight-line Rents	(143)	(2,083)	(3,869)	(5,258)
Straight-line Rents - Discontinued Operations	-	(20)	(22)	(76)
Amortization of Above/Below Market Leases	(166)	(8)	(147)	(98)
Amortization of Share-Based Compensation	486	659	877	1,940
Net Non-Cash Gains	(40)	-	(40)	(742)
Recurring Capital Expenditures:
Building Improvements	(788)	(1,668)	(3,258)	(3,546)
Tenant Improvements - New Leases	(3,710)	(3,227)	(11,899)	(7,077)
Tenant Improvements - Renewal Leases	(2,207)	(845)	(5,501)	(3,761)
Leasing Costs - New Leases	(1,329)	(1,304)	(2,794)	(2,279)
Leasing Costs - Renewal Leases	(3,461)	(1,537)	(4,175)	(4,077)
Funds Available for Distribution (1)	$ 5,210	$ 7,318	$ 21,856	$ 26,898

Diluted Per Common Share/Unit Information (**)
FFO per share	$ 0.63	$ 0.76	$ 2.22	$ 2.62
Recurring FFO per share	$ 0.61	$ 0.74	$ 1.93	$ 2.55
FAD per share	$ 0.24	$ 0.34	$ 1.02	$ 1.44
Dividends paid	$ 0.075	$ 0.325	$ 0.225	$ 0.975
Dividend payout ratio for FFO	11.84%	42.91%	10.15%	37.28%
Dividend payout ratio for Recurring FFO	12.29%	43.85%	11.67%	38.19%
Dividend payout ratio for FAD	30.99%	95.24%	22.15%	67.76%
Weighted average shares/units outstanding	21,522	21,445	21,515	18,694

Other Supplemental Information
Recurring Consolidated Capital Expenditures Above	$ 11,495	$ 8,581	$ 27,627	$ 20,740
Consolidated Upgrades on Acquisitions	144	1,104	1,964	5,623
Consolidated Major Renovations	990	-	1,359	-
Total Consolidated Real Estate Improvements and Leasing Costs Per Cash Flow	$ 12,629	$ 9,685	$ 30,950	$ 26,363

Parkway's Share of Recurring Capital Expenditures	$ 8,456	$ 5,708	$ 23,457	$ 11,418
Parkway's Share of Upgrades on Acquisitions	105	1,042	1,070	2,627
Parkway's Share of Major Renovations	990	-	1,359	-
Parkway's Share of Total Real Estate Improvements and Leasing Costs	$ 9,551	$ 6,750	$ 25,886	$ 14,045

Gain on Involuntary Conversion	$ 40	$ -	$ 40	$ 742
Net Gain Included in FFO	$ 40	$ -	$ 40	$ 742

**Information for Diluted Computations:
Basic Common Shares/Units Outstanding	21,412	19,458	21,401	17,263
Dilutive Effect of Other Share Equivalents	110	1,987	114	1,431

(1) Parkway computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts ("NAREIT"), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition.  FFO is defined as net income, computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains or losses from the sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

There is not a standard definition established for FAD.  Therefore, our measure of FAD may not be comparable to FAD reported by other REITs.  We define FAD as FFO, excluding the amortization of restricted shares, amortization of above/below market leases, straight line rent adjustments and non-cash gains/losses, and reduced by recurring non-revenue enhancing capital expenditures for building improvements, tenant improvements and leasing costs.  Adjustments for unconsolidated partnerships and joint ventures are included in the computation of FAD on the same basis.

(2) Parkway's share of total lease termination fees recognized during the nine months ended September 30, 2010 were $8.1 million, of which $1.0 million were included in recurring revenue as it represents the rental revenue during the period after the prior lease was terminated and the space was being prepared for the new customer.

PARKWAY PROPERTIES, INC.
CALCULATION OF EBITDA AND COVERAGE RATIOS
FOR THE THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)

Net Income (Loss)	$ (1,832)	$ (1,555)	$ 7,570	$ (1,424)

Adjustments to Net Income (Loss):
Interest Expense	13,276	13,288	39,862	40,164
Amortization of Financing Costs	393	547	1,317	1,772
Loss on Early Extinguishment of Debt	-	-	189	-
Depreciation and Amortization	21,126	23,401	65,378	68,701
Amortization of Share-Based Compensation	486	659	877	1,940
Net Gain on Real Estate Investments and Involuntary Conversion	(40)	-	(8,558)	(1,212)
Tax Expense	59	2	176	2
EBITDA Adjustments - Unconsolidated Joint Ventures	122	349	363	1,014
EBITDA Adjustments - Noncontrolling Interest in Real Estate Partnerships	(6,987)	(7,769)	(22,036)	(24,356)
EBITDA (1)	$ 26,603	$ 28,922	$ 85,138	$ 86,601

Interest Coverage Ratio:
EBITDA	$ 26,603	$ 28,922	$ 85,138	$ 86,601

Interest Expense:
Interest Expense	$ 13,276	$ 13,288	$ 39,862	$ 40,164
Interest Expense - Unconsolidated Joint Ventures	37	126	110	376
Interest Expense - Noncontrolling Interest in Real Estate Partnerships	(2,911)	(3,075)	(8,995)	(9,209)
Total Interest Expense	$ 10,402	$ 10,339	$ 30,977	$ 31,331

Interest Coverage Ratio	2.56	2.80	2.75	2.76

Fixed Charge Coverage Ratio:
EBITDA	$ 26,603	$ 28,922	$ 85,138	$ 86,601

Fixed Charges:
Interest Expense	$ 10,402	$ 10,339	$ 30,977	$ 31,331
Preferred Dividends	1,737	1,200	4,137	3,600
Principal Payments (Excluding Early Extinguishment of Debt)	3,600	3,472	10,794	10,083
Principal Payments - Unconsolidated Joint Ventures	8	35	24	108
Principal Payments - Noncontrolling Interest in Real Estate Partnerships	(189)	(279)	(762)	(695)
Total Fixed Charges	$ 15,558	$ 14,767	$ 45,170	$ 44,427

Fixed Charge Coverage Ratio	1.71	1.96	1.88	1.95

Modified Fixed Charge Coverage Ratio:
EBITDA	$ 26,603	$ 28,922	$ 85,138	$ 86,601

Modified Fixed Charges:
Interest Expense	$ 10,402	$ 10,339	$ 30,977	$ 31,331
Preferred Dividends	1,737	1,200	4,137	3,600
Total Modified Fixed Charges	$ 12,139	$ 11,539	$ 35,114	$ 34,931

Modified Fixed Charge Coverage Ratio	2.19	2.51	2.42	2.48

The following table reconciles EBITDA to cash flows provided by operating activities:

EBITDA	$ 26,603	$ 28,922	$ 85,138	$ 86,601
Amortization of Below Market Leases	(166)	(8)	(147)	(98)
Amortization of Mortgage Loan Discount	(180)	(154)	(522)	(447)
Operating Distributions from Unconsolidated Joint Ventures	-	69	-	392
Interest Expense	(13,276)	(13,288)	(39,862)	(40,164)
Loss on Early Extinguishment of Debt	-	-	(189)	-
Tax Expense	(59)	(2)	(176)	(2)
Change in Deferred Leasing Costs	(4,801)	(2,950)	(7,543)	(7,413)
Change in Receivables and Other Assets	(2,496)	(3,073)	(8,129)	2,680
Change in Accounts Payable and Other Liabilities	12,396	11,070	10,750	6,640
Adjustments for Noncontrolling Interests	4,631	5,662	14,455	16,848
Adjustments for Unconsolidated Joint Ventures	(183)	(397)	(616)	(1,489)
Cash Flows Provided by Operating Activities	$ 22,469	$ 25,851	$ 53,159	$ 63,548

(1) Parkway defines EBITDA, a non-GAAP financial measure, as net income before interest expense, income taxes, depreciation, amortization, losses on early extinguishment of debt and other gains and losses.  EBITDA, as calculated by us, is not comparable to EBITDA reported by other REITs that do not define EBITDA exactly as we do.  EBITDA does not represent cash generated from operating activities in accordance with generally accepted accounting principles, and should not be considered an alternative to operating income or net income as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of liquidity.

PARKWAY PROPERTIES, INC. NET OPERATING INCOME FROM OFFICE AND PARKING PROPERTIES THREE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009 (In thousands, except number of properties data)
					Average
			Net Operating Income		Occupancy
	Number of	Percentage
	Properties	of Portfolio (1)	2010	2009	2010	2009

Same-store properties (2):
Wholly-owned	45	73.42%	$ 24,828	$ 26,064	87.8%	88.6%
Parkway Properties Office Fund LP	13	21.93%	7,416	8,375	81.9%	88.0%
Unconsolidated joint ventures	7	4.68%	1,583	1,951	80.5%	90.9%
Total same-store properties	65	100.03%	33,827	36,390	86.0%	88.6%
Assets sold	-	-0.03%	(9)	6	N/A	N/A
Net operating income from
office and parking properties	65	100.00%	$ 33,818	$ 36,396

(1) Percentage of portfolio based on 2010 net operating income.

(2)  Parkway defines Same-Store Properties as those properties that were owned for the entire three-month periods ended September 30, 2010 and 2009 and excludes properties classified as discontinued operations.  Same-Store net operating income ("SSNOI") includes income from real estate operations less property operating expenses (before interest and depreciation and amortization) for Same-Store Properties.  SSNOI as computed by Parkway may not be comparable to SSNOI reported by other REITs that do not define the measure exactly as we do.  SSNOI is a supplemental industry reporting measurement used to evaluate the performance of the Company's investments in real estate assets.  The following table is a reconciliation of net income to SSNOI:

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2010	2009	2010	2009

Net income (loss) for Parkway Properties, Inc.	$ (1,832)	$ (1,555)	$ 7,570	$ (1,424)
Add (deduct):
Interest expense	13,669	13,672	41,051	41,450
Depreciation and amortization	21,126	23,240	65,257	68,246
Management company expenses	858	577	2,243	1,710
General and administrative expenses	1,817	1,783	5,537	4,734
Equity in earnings of unconsolidated joint ventures	(61)	(48)	(253)	(475)
Gain on involuntary conversion	(40)	-	(40)	(742)
Gain on sale of real estate	-	-	-	(470)
Net loss attributable to noncontrolling interests - real estate partnerships	(2,356)	(2,107)	(7,581)	(7,508)
Income from discontinued operations	(6)	(105)	(194)	(309)
Gain on sale of real estate from discontinued operations	-	-	(8,518)	-
Management company income	(585)	(340)	(1,331)	(1,486)
Interest and other income	(355)	(672)	(1,105)	(1,283)
Net operating income from consolidated office and parking properties	32,235	34,445	102,636	102,443
Net operating income from unconsolidated joint ventures	1,583	1,951	5,766	7,223
Less: Net operating income (loss) from non same-store properties	9	(6)	(48)	(484)
Same-store net operating income	$ 33,827	$ 36,390	$ 108,354	$ 109,182

CONTACT: Steven G. Rogers, President & Chief Executive Officer, or Richard G. Hickson IV, Chief Financial Officer, both at +1-601-948-4091